EXHIBIT 10.10

DEBT RESTRUCTURING AGREEMENT

THIS AGREEMENT dated the 23rd day of December, 1998

BETWEEN:

NOVA SCOTIA BUSINESS DEVELOPMENT CORPORATION,  a Crown Corporation of the Province of Nova Scotia (“NSBDC”)

OF THE FIRST PART

–and–

CROSSLEY CARPET MILLS LIMITED,  a body corporate, incorporated under the laws of Canada (“CCML”)

OF THE SECOND PART

–and–

MONTREAL TRUST COMPANY OF CANADA,  a Trust Company under the laws of Canada (the “Trustee”)

OF THE THIRD PART

–and–

W.L. SINGLE, a businessman, of Truro, Nova Scotia (the “Shareholder”)

OF THE FOURTH PART

WHEREAS:

1.	CCML is indebted to NSBDC in the aggregate principal amount of $17,428,888 pursuant to the following first mortgage sinking fund bonds (the “Bonds”) issued by CCML under a Deed of Trust and Mortgage dated November 1, 1968 as amended from time to time (the “Trust Deed”), all of which are beneficially owned by and registered in the name of NSBDC:

Series M Bond (“Series M Bond”):	$10,697,000;
Series N Bond (“Series N Bond”):	$4,131,888.36;
Series O Bond (“Series O Bond”):	$2,600,000;

2.	NSBDC has agreed to reduce the principal amount of the Bonds based on employment levels maintained by CCML and to amend the terms and conditions of repayment of the Bonds all as more fully set out in this Agreement;

3.	CCML and NSBDC have agreed to enter into and NSBDC has agreed to cause the Trustee to enter into this Agreement for the purposes of giving effect to the foregoing agreement;

4.	CCML has for purposes of this Agreement estimated that $3.71 is the rate per Hour of Employment (as hereinafter defined) required to arrive at an amount of $6,600 per Employee (as hereinafter defined) per calendar year based on the weighted average of the regular number of hours per year worked by Employees in the first 43 weeks of the 1998 calendar year.

5.	Each of CCML and NSBDC have taken all necessary actions and are authorized to enter into and carry out the agreement herein provided for;

6.	The foregoing recitals are made as representations and statements of fact of CCML and NSBDC and not by the Trustee.

NOW THEREFORE THIS AGREEMENT WITNESSETH that for valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by each of the parties hereto, each of the parties agrees with the other as follows:

I.	Definitions

1.1	In this Agreement, in addition to the definitions contained in the heading and the recitals hereof:

(a)	“CCML Business” means the business carried on by CCML of the manufacture, distribution and sale of carpets and includes all assets owned by CCML and used in the conduct thereof;

(b)	“Effective Date” means January 1, 1998;

(c)	“Employees” means both unionized (hourly) and non-unionized (salaried) employees, of which at the date of this Agreement there are approximately 275 and 100, respectively, who are employed by CCML in the conduct of the CCML Business;

(d)	“Hour of Employment” or “Hours of Employment” means a paid hour or hours of employment, as the case may be, with respect to Employees;

(e)	“Minister” means the Minister of Economic Development and Tourism of the Province of Nova Scotia;

(f)	“Prescribed Rate” means the rate of interest charged by NSBDC as at January 1, 2003;

(g)	“Shares” means all of the 800,000 Class A and 800,000 Class B common shares and 2,000 preference shares in the capital stock of CCML owned, either directly or indirectly, by the Shareholder of the total of the 4,000,000 authorized and 888,889 issued Class A shares the unlimited number authorized and 888,889 issued Class B shares and the 2,000 issued preference shares.

II.	Amendments to the Trust Deed and Bonds

2.1	Notwithstanding anything contained in the Trust Deed, the Bonds or any other agreement between NSBDC, CCML or the Trustee, the Bonds and the Trust Deed are hereby amended to give effect to the following:

(a)	the Principal Amount of the Bonds shall be reduced (applied first to the Series M Bond and then to the Series N Bond) effective December 31 in each of the calendar years 1998 to 2002 inclusive by an amount equal to the greater of:

(i)	$3.71 for each Hour of Employment in such calendar year;

(ii)	the amount as determined by the auditors of CCML that would be required to be forgiven in order to create sufficient income to utilize any tax loss carry forwards or investment tax credits that would otherwise expire unused in the fiscal year of CCML coinciding with such calendar year; and

(iii)	such other amount per Hour of Employment as may be determined by the Minister in writing from time to time,

to a maximum aggregate reduction in the principal amount of the Bonds of $12,400,000 for the period consisting of the calendar years ending December 31, 1998 to December 31, 2002, inclusive.

(b)	Each reduction on account of the principal amount of the Bonds pursuant to Section 2.1(a) shall be deemed for all purposes under the Trust Deed and the Bonds to have been made on December 31 of the calendar year for which such reduction has been calculated and an equivalent amount of the principal amount of the Series M Bond or the Series N Bond, as the case may be, shall be cancelled and extinguished effective as of such date.

(c)	The Bonds will be interest free to and including December 31, 2002 and thereafter shall bear interest commencing January 1, 2003 at the Prescribed Rate payable by CCML to NSBDC semi-annually commencing with the first payment of interest on June 30, 2003.

(d)	CCML shall pay to NSBDC the principal amount of the Bonds outstanding following the reduction in the principal amount of the Bonds effective December 31, 2002 by such number of equal annual instalments as may be determined by NSBDC (but not less than 5) commencing with the first annual instalment on December 31, 2003.

(e)	CCML shall have the right, at its option in the manner provided in the Trust Deed, to redeem prior to maturity at any time the whole or from time to time any part of the principal amount of the Bonds for the time being outstanding by payment or the principal amount to be redeemed plus interest thereon, if any, to the date of redemption.

(f)	(i) CCML shall, within 90 days following December 31 in each of the years 1998 to 2002 inclusive, provide to NSBDC a certificate of its auditors, certifying as to the number of Hours of Employment calculated for such year then ended and the amount of reduction in the principal amount of the Bonds pursuant to Subsection 2.1(a).

(ii)	NSBDC shall be entitled to have an audit of CCML’s records carried out by its auditors during the 90 day period referred to in Subsection 2.2(f)(i) and 60 days thereafter for purposes of making an independent determination of the number of Hours of Employment for the calendar year to which the auditors certificate relates and the amount of the reduction in the principal amount of the Bonds pursuant to Section 2.1(a).

(g)	If there is a dispute between NSBDC’s auditors and the Company’s auditors with respect to the determination of the number of Hours of Employment or the reduction of the principal amount of the Bonds and, if such dispute cannot be resolved between NSBDC, the Company and the respective auditors, such dispute shall be referred to arbitration by an independent firm of chartered accountants agreed to by CCML and NSBDC or if they cannot agree, as selected by a Judge of the Supreme Court of Nova Scotia on the application by either party on notice to the other. Such arbitration shall be conducted in accordance with the procedures set out in the Arbitration Act of Nova Scotia and the decision of the arbitrator with respect to any such matter in dispute will be final and binding on each of the parties.

III.	CCML Covenant

3.1	CCML hereby covenants and agrees with NSBDC that it will not sell or otherwise dispose of the CCML Business without the prior written consent of the Minister.

IV.	Shareholder Covenant

4.1	The Shareholder hereby covenants and agrees with NSBDC that the Shareholder will not sell or otherwise dispose of any of the Shares without the prior written consent of the Minister.

V.	General Provisions

5.1	The parties mutually covenant and agree, each with the other, that they shall from time to time hereafter upon every reasonable request so to do, make, do, execute and deliver.

cause to be made, done, executed and delivered all such further acts, deeds, assurances and things that may be necessary in the reasonable opinion of any of them or their respective legal counsel in order to effectively implement and carry out the true intent and meaning of this Agreement.

5.2	This Agreement shall ensure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successors and assigns.

5.3	This Agreement shall be governed by the laws of the Province of Nova Scotia.

5.4	Time shall be of the essence of this Agreement.

5.5	No public announcement or press release concerning this Agreement or the transactions contemplated hereby shall be made by any of the parties hereto without the consent of the others.

5.6	This Agreement may be executed in several counterparts each of which when so executed shall be deemed to be an original of such counterparts and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CROSSLEY CARPET MILLS LIMITED

Per:	/S/ W.L. SINGLE

Per:	/S/ W.L. SINGLE W.L. SINGLE

NOVA SCOTIA BUSINESS DEVELOPMENT CORPORATION

Per:	/s/ NOT LEGIBLE
Per:	/s/ NOT LEGIBLE

MONTREAL TRUST COMPANY OF CANADA

Per:	/s/ NOT LEGIBLE
Per:	/s/ NOT LEGIBLE